Exhibit 99.2

Second Quarter 2015 Earnings Conference Call

Forward Looking Statements Statements made during this call and presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of today, August 4, 2015. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 7-15 of the 2014 Form 10-K filed on February 27, 2015, and other subsequent filings by Matson with the SEC. Statements made during this call and presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

A strong second quarter 2015, benefitting from: Higher freight rates in expedited China service Yield improvements in Hawaii and Guam Inclusion of Alaska operations for the month of June 2015 Lower bunker fuel prices and favorable timing of fuel surcharge collections Continuing YOY improvements at SSAT Results negatively impacted by: $13.5 million of Acquisition related SG&A pre-tax expenses in excess of incremental run-rate target $11.4 million of pre-tax costs related to Molasses Settlement Raising FY2015 Operating Income Outlook to substantially exceed 2014; 2H2015 Operating Income to moderately exceed 2H2014 level Exclusive of Acquisition related SG&A in excess of incremental run-rate target and Molasses Settlement Opening Remarks

July 27, 2015 – Matson announced settlement with the State of Hawaii Resolved all Hawaii civil, criminal and administrative claims Terminated molasses operations in Honolulu Matson paid a total of $5.9 million in cash to the State Matson has committed to remove the molasses tanks and risers at Sand Island terminal at an estimated cost of between $5.5 million and $9.5 million Income statement impact: $11.4 million operating income $6.9 million net income $0.16 diluted EPS Molasses Settlement

EBITDA, EPS – 2Q 2015 2Q15 Net Income of $9.9 million versus 2Q14 Net Income of $18.1 million 2Q15 Net Income would have been $24.4 million excluding Acquisition related SG&A and Molasses Settlement Impact of Acquisition related SG&A in excess of incremental run-rate target Impact of costs related to Molasses Settlement $82.8 $0.56 $11.4 $13.5 $0.16 $0.17 See the Addendum for a reconciliation of GAAP to non-GAAP for Financial Metrics

EBITDA, EPS – YTD 2015 YTD15 Net Income of $34.9 million versus YTD14 Net Income of $21.5 million YTD15 Net Income would have been $49.4 million excluding Acquisition related SG&A and Molasses Settlement $149.8 $1.12 $11.4 $13.5 $0.16 $0.17 Impact of Acquisition related SG&A in excess of incremental run-rate target Impact of costs related to Molasses Settlement See the Addendum for a reconciliation of GAAP to non-GAAP for Financial Metrics

Hawaii Service Second Quarter Performance Modest westbound market growth was offset by lower eastbound backhaul freight Higher freight yields Automobile volume down 9.2 percent due to certain customer losses Second Half 2015 Outlook Anticipating modest overall market growth in Hawaii trade New Pasha vessel deployed as replacement for one of Horizon’s steamships Matson’s Hawaii container volume expected to be moderately higher than 2H2014 level

Hawaii Economic Indicators Indicator (% Change YOY) 2013 2014 2015F 2016F 2017F Real Gross Domestic Product 1.9 2.3 3.3 2.8 2.3 Visitor Arrivals 1.7 2.0 2.1 0.6 0.2 Construction Jobs 5.6 1.8 4.8 6.5 5.4 Residential Building Permits 16.5 (9.8) 10.1 29.1 20.8 Non-Residential Building Permits (10.7) 28.8 9.1 2.7 -3.2 Source: UHERO: University of Hawaii Economic Research Organization; COUNTY FORECAST, June 5, 2015, http://www.uhero.hawaii.edu Construction activity key to Hawaii volume growth; forecast shifted out Urban Honolulu area projects – 15 projects with a combined total of ~5,400 units under construction, permitted, in permitting or recently completed Continued progress on Honolulu Rail Transit Project

Alaska Market Overview Horizon's 2014 Alaska Volume by Customer Segment % of Total Container Volume Freight Forwarders 24% Food, Grocery, Produce 27% Retail 13% Autos 10% Seafood & Seafood Supplies 8% Building Materials 5% Paper Producs, Agriculture and other 4% Household Goods 4% Government 4%

Alaska Service Second Half 2015 Outlook Expect Alaska volumes to approximate 2H2014 level of ~35,000 containers Commencing exhaust gas scrubber installation on first ship in Q3 Second Quarter Performance Included Alaska operations for the period from May 29 to June 30, 2015 No changes to schedule or deployment Maintained high level of service Integration progressing well

Guam Service Second Half 2015 Outlook Stable economic activity Modest container volume growth expected, assuming no new competitor enters market Second Quarter Performance Volume decreased 4.8 percent due to the timing of select shipments

China Expedited Service (CLX) Source: Shanghai Shipping Exchange Second Quarter Performance Continued strong demand for premium expedited service Sizeable premium to market rates Second Half 2015 Outlook Market overcapacity expected to continue Expect strong demand for Matson CLX service to continue, resulting in high utilization and premium freight rates

SSAT Joint Venture Second Quarter Performance Clearing of international carrier cargo backlog PMA and ILWU ratified new five-year contract Second Half 2015 Outlook Profit to exceed the 2H2014 level Well positioned in LA/LB and Oakland for increased lift volumes from major international carriers

Matson Logistics Second Quarter Performance Lower international intermodal and highway volume Lower fuel surcharge revenue Favorable changes in business mix Improved warehouse results Source: Association of American Railroads Second Half 2015 Outlook Operating income expected to approximate 2H2014 levels Source: Transport Intermediaries Association

2Q2015 Operating Income SSAT had a $5.2 million contribution in 2Q15 compared to a $2.1 million contribution in 2Q14 2Q14 2Q15 Change Revenue $321.1 $346.7 $25.6 Operating Income $32.8 $31.4 ($1.4) Oper. Income Margin 10.2% 9.1% 2Q14 2Q15 Change Revenue $115.3 $100.9 ($14.4) Operating Income $2.9 $2.3 ($0.6) Oper. Income Margin 2.5% 2.3% 2Q15 Consolidated Operating Income of $33.7 million versus $35.7 million in 2Q14 $56.3 Impact of Acquisition related SG&A in excess of incremental run-rate target Impact of costs related to Molasses Settlement $11.4 $13.5

YTD 2015 Operating Income SSAT had a $8.6 million contribution in YTD15 compared to a $2.3 million contribution in YTD14 YTD14 YTD15 Change Revenue $615.7 $652.2 $36.5 Operating Income $42.2 $75.3 $33.1 Oper. Income Margin 6.9% 11.5% YTD14 YTD15 Change Revenue $213.2 $193.6 ($19.6) Operating Income $3.4 $3.3 ($0.1) Oper. Income Margin 1.6% 1.7% YTD 2015 Consolidated Operating Income of $78.6 million versus $45.6 million in YTD 2014 Impact of Acquisition related SG&A in excess of incremental run-rate target Impact of costs related to Molasses Settlement $100.2 $11.4 $13.5

Condensed Statement of Income Key Items Total revenue increased 2.6% Exclusive of Acquisition related SG&A and Molasses Settlement costs Operating margin increased to 13.1% from 8.2% EBITDA improved 41.5% YOY Unusually high effective tax rate of 66% due to: $4.8 million non-cash adjustment to deferred tax assets; $0.11 EPS effect Changes in the value of deferred taxes and non-deductible expenses as a result of the Acquisition (in $ millions) 2Q15 2Q14 Operating Revenue Ocean Transportation $346.7 $321.1 Logistics 100.9 115.3 Total operating revenue 447.6 436.4 Costs and Expenses Operating costs 364.5 366.9 Selling, general and administrative 54.6 35.9 Equity in (income) loss from terminal joint venture (5.2) (2.1) Total operating costs and expenses 413.9 400.7 Operating Income 33.7 35.7 Interest expense (4.6) (4.5) Income tax expense (19.2) (13.1) Net Income $9.9 $18.1 Diluted Earnings Per Share ($/share) $0.23 $0.42 See the Addendum for a reconciliation of GAAP to non-GAAP for Financial Metrics

Condensed Balance Sheet Assets (in $ millions) 6/30/15 12/31/14 Cash and cash equivalents $ 15.8 $ 293.4 Other current assets 307.1 226.1 Total current assets 322.9 519.5 Investment in terminal joint venture 68.9 64.4 Property and equipment, net 839.2 691.2 Capital Construction Fund deposits 27.5 27.5 Intangible assets, net 141.7 2.5 Goodwill 247.1 27.4 Other assets 78.9 69.3 Total assets $1,726.2 $1,401.8 Liabilities & Shareholders’ Equity (in $ millions) 6/30/15 12/31/14 Current portion of long-term debt $ 24.3 $ 21.6 Other current liabilities 282.4 201.9 Total current liabilities 306.7 223.5 Long term debt 492.3 352.0 Deferred income taxes 325.2 308.4 Other long-term liabilities 156.6 154.1 Multi-employers withdrawal liabilities 58.5 - Total long term liabilities 1,032.6 814.5 Shareholders’ equity 386.9 363.8 Total liabilities and shareholders’ equity $1,726.2 $1,401.8 Purchase Price Accounting Fixed assets of $171 million to be amortized over 7-10 years Intangible assets of $140 million to be amortized over 21 years Goodwill of $220 million Deferred tax assets (net) of $39 million, primarily related to NOLs Liabilities of $60.6 million related to the Puerto Rico pension withdrawal ($58.5 million long-term) Liquidity and Debt Levels Total debt of $516.6 million, Net debt of $473.3 million Increased due to $175 million draw on revolver at closing of Acquisition Net debt to LTM EBITDA of 1.8x On July 30, 2015 announced $75 million of 30-year senior unsecured notes at 3.92% Amended, extended and upsized existing revolver to $400 million for 5 years See the Addendum for a reconciliation of GAAP to non-GAAP for Financial Metrics

Alaska Acquisition: Review of Key Metrics

Alaska Acquisition Summary	At Announcement November 2014	Current Update
Transaction Value [(1)]	$456 million	**$469 million**
Integration Timeline	Within 2 years post-closing	**Within 2 years post-closing**
Run-Rate Annual EBITDA (post-Integration)	~$70 million	**~$70 million**
Transaction and Integration Costs	~$45-50 million	**~$38.5 million in 2015** **~$10 million in 2016**
Run-Rate Annual EPS Accretion (post-Integration)	~$0.35 to $0.45	**~$0.40 to $0.45**
Immediately Accretive to EPS (excl. SG&A in excess of run-rate)	Yes	**Yes**
Run-Rate Annual Cash Flow per Share Accretion (post-Integration)	~$0.97 to $1.03	**~$1.02 to $1.07**

(1) At announcement, Management stated that Transaction Value was expected to be higher at closing date, primarily due to increases in Horizon's debt and Puerto Rico shutdown costs.

MATX LISTED NYSE

Second Quarter 2015 Earnings Conference Call | August 4, 2015 – Slide 19

Matson.

Alaska Acquisition: Run-Rate Earnings and Cash Flow Accretion

Illustrative EPS Accretion (post-Integration) *($ in millions, except per share amounts)*	**RANGE**	
Run-rate EBITDA before corporate overhead	$85	$85
Less: Matson's incremental run-rate SG&A	($15)	($15)
Run-rate EBITDA (within 2 years post-closing)	$70	$70
Less: Depreciation and amortization (1)	($35)	($32)
Operating Income	$35	$38
Less: Interest expense (2)	($5)	($5)
Less: Income tax expense (3)	($12)	($13)
Net Income	$18	$20
Fully diluted shares outstanding (4)	44.0	44.0
EPS Accretion	**$0.40**	**$0.45**

Illustrative Cash Flow per share Accretion (post-Integration) *($ in millions, except per share amounts)*	**RANGE**	
Run-rate EBITDA (within 2 years post-closing)	$70	$70
Less: Maintenance capital expenditures (5)	($8)	($5)
Less: Vessel dry-dock spending (7)	($6)	($6)
Less: Interest expense (2)	($5)	($5)
Less: Cash taxes (6)	($6)	($7)
Illustrative Cash Flow	$45	$47
Fully diluted shares outstanding (4)	44.0	44.0
Cash Flow per share Accretion	**$1.02**	**$1.07**

Notes:

(1) Based on $140 million of intangible assets that amortize over 21 years and $171 million of fixed assets with a weighted average remaining useful life of 7-10 years. Includes estimated depreciation and amoritization related to approximately $24 million capital expenditures for scrubbers and approximately $12 million annual spending on maintenance capital and vessel dry-docking expenditures.

(2) Based on $75 million private placement at 3.92% and $75 million borrowing on revolving credit facility at forecast 3-month LIBOR in 2016 of 1.8% + 150 basis points

(3) Based on 40% income tax rate, higher than previous estimate due to higher Alaska state taxes

(4) Based on fully diluted shares outstanding as at June 30, 2015

(5) Based on assumed annual maintenance capital expenditures

(6) Based on cash tax rate of 20% resulting from use of NOL's

(7) Based on assumed vessel dry-docking costs of $5 million per vessel each 2.5 years

MATX LISTED NYSE

Second Quarter 2015 Earnings Conference Call | August 4, 2015 – Slide 20

Matson.

Previous definition of EBITDA did not add back deferred dry-docking amortization. Amending EBITDA definition to include the add-back of deferred dry-docking amortization which aligns our definition with Horizon’s historical disclosures and is consistent with the majority of comparable marine transportation companies. Historical deferred dry-docking amortization fairly consistent at approximately $22 million per year Dry-docking expenditures show more variability and depend upon the number of vessel dry-dockings in any given year EBITDA Amended to Include Vessel Dry-Docking Amortization See the Addendum for a reconciliation of GAAP to non-GAAP for Financial Metrics

Cash Generation and Uses of Cash Does not include $8.8 million in other sources of cash Based on total cash consideration (including common shares, warrants, repaid debt, accrued interest and breakage fees)

Updated Second Half and Full Year 2015 Outlook

- Outlook is exclusive of Acquisition related SG&A in excess of incremental run-rate target, excludes the impact of the Molasses Settlement, and is being provided relative to 2014 operating income
- Ocean Transportation operating income for FY2015 expected to be substantially higher than FY2014
- Ocean Transportation operating income for 2H2015 to be moderately higher than 2H2014
  - Hawaii volume to exceed 2H2014
  - Alaska volume to approximate 2H2014
  - Modest volume growth in Guam in 2H2015
  - Continued premium freight rates and high utilization in China
  - Profit at SSAT in 2H2015 to exceed 2H2014
- Ocean Transportation operating income for 3Q15 expected to be ~50% higher than 3Q14; 4Q15 expected to be considerably lower than 4Q14
- Logistics FY2015 operating income expected to approximate FY2014 levels
- 2H2015 capital expenditures of ~$35 million for maintenance capex and $33 million for scheduled new vessel contract payments

MATX LISTED NYSE

Second Quarter 2015 Earnings Conference Call | August 4, 2015 – Slide 23

Matson.

Summary Remarks Upgraded our outlook for the second half of 2015 driven by: Contribution of Alaska operations Hawaii construction activity and market growth Sustained premium rates in our China expedited service Continued improvement at SSAT Steady performance in Logistics Alaska operations integration on track Expect strong cash flow generation to support Debt pay down Fleet and equipment investments Return of capital

Addendum

Addendum – Use of Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Depreciation and Amortization (“EBITDA”), and Net Debt/EBITDA.

GAAP to Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation Diluted Earnings per Share before Acquisition Related SG&A and Molasses Settlement Reconciliation (in millions, except per share amount) Six Months Ended June 30, 2015 Net Income $ 9.9 $ 34.9 Add: Acquisition related SG&A in excess of run-rate target 13.5 13.5 Add: Molasses Settlement 11.4 11.4 Less: Income tax expense effect of Acquisition related SG&A in excess of run-rate target (5.9) (5.9) Less: Income tax expense effect of Molasses Settlement (4.5) (4.5) 24.4 49.4 Weighted Average Number of Shares - Diluted 44.0 44.0 $ 0.56 $ 1.12 Net Income before Acquisition Related SG&A and Molasses Settlement Diluted Earnings per-share before Acquisition Related SG&A and Molasses Settlement Three Months Ended June 30, 2015

GAAP to Non-GAAP Reconciliation (in $ millions) 2014 2013 2012 2011 Net Income 70.8 53.7 45.9 34.2 Subtract: Income (loss) from discontinued operations - (6.1) (11.6) Add: Income tax expense 51.9 32.2 33.0 25.1 Add: Interest expense 17.3 14.4 11.7 7.7 Add: Depreciation & amortization 69.0 69.0 72.1 71.6 Add: Deferred dry-docking amortization 21.1 22.0 23.3 22.7 EBITDA $230.1 $191.3 $192.1 $172.9 (in $ millions) 2005 2006 2007 2008 2009 2010 Segment Operating Income Excluding Discontinued Ops 142.6 126.8 148.0 124.1 64.5 125.4 Segment Depreciation and Amortization 60.9 59.6 65.2 68.5 70.6 70.8 Deferred Dry-docking Amortization 7.9 8.5 11.5 14.2 17.5 19.6 EBITDA 211.4 194.9 224.7 207.2 152.5 215.6 More detailed information is available in previously filed Form 10-Ks and 10-Qs